UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2019

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 5, 2019, Monaker Group, Inc. (the “Company”, “we” or “us”) received a letter (the “Letter”) from The Nasdaq Listing Qualifications Staff of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, the Company was not in compliance with the rules for continued listing as set forth in Nasdaq Listing Rule 5620(a), because the Company has not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year ended February 28, 2018. The notification has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

Under Nasdaq rules, the Company will have 45 calendar days from the date of the notification to submit a plan to regain compliance, and if Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from fiscal year end, or until August 27, 2019, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the right to appeal such decision to a Nasdaq hearings panel.

The Company intends to submit a plan to Nasdaq and to set a date for an annual meeting of shareholders to regain compliance with Nasdaq Listing Rule 5620(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: March 8, 2019	By:	/s/ Omar Jimenez
		Name:	Omar Jimenez
		Title:	Chief Financial Officer